Exhibit 10.3

NANOSPHERE, INC.

2007 LONG-TERM INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

1. A RESTRICTED SHARE UNIT AWARD (hereinafter referred to as the “Award”) consisting of                     (                    ) Restricted Share Units (hereinafter referred to as “Units”), with each Unit representing the right, upon vesting, to receive one share (hereinafter referred to as a “Share”) of Common Stock of Nanosphere, Inc. (hereinafter referred to as the “Company”) is hereby granted to                      (hereinafter referred to as the “Grantee”), subject in all respects to the terms and conditions of the Nanosphere, Inc. 2007 Long-Term Incentive Plan (hereinafter referred to as the “Plan”) and such other terms and conditions as are set forth herein. All capitalized terms used in the Agreement, and not otherwise defined herein, shall have the meanings ascribed to them in the Plan.

2. The Award shall vest as of                     , with respect to the following percentage of the total number of Units represented by the Award, based upon                      (hereinafter referred to as “Performance Measure”):

[Performance Measure]:	Percentage of Units vested:
_____________:	0%
_____________:	40%
_____________:	65%
_____________:	90%
_____________:	100%

The number of Units that vest shall be determined by the Compensation Committee following the end of the              fiscal year, and one Share shall be transferred to the Grantee for each vested Unit as soon as practical after the Compensation Committee’s determination, but in no event later than                     , provided that the Grantee’s Continuous Service has not been terminated by the date of transfer.

Any Units that do not vest as of                     , based on the Performance Measure as set forth above shall be cancelled and the Grantee shall have no further rights with respect thereto.

In the event the Grantee’s Continuous Service is terminated for any reason, the Grantee’s rights under the Award ends upon such termination.

Notwithstanding the foregoing, 100% of the Units shall vest on the effective date of a Change in Control that occurs on or prior to                     , provided that the Grantee’s Continuous Service has not been terminated prior to such date.

3. Until such time as Shares are issued to the Grantee, the Grantee shall not be considered a shareholder and shall have none of the rights of a shareholder, including without limitation the right to vote, to receive dividends, and to participate in the proceeds of liquidation of the Company. Shares may not be transferred to the Grantee if the issuance of such Shares would constitute a violation of any applicable federal or state securities law, or any other valid law or regulation. As a condition to the issuance of the Shares, the Grantee shall represent to the Company that the Shares being acquired upon vesting of the Award are for investment and not with a present view for distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under any applicable law, regulation or rule of any governmental agency.

4. The Award may not be transferred in any manner except as provided under the Plan. The terms of this Award shall be binding upon the Grantee’s executors, administrators, heirs, assigns and successors.

5. The Grantee acknowledges and agrees that upon vesting of the Award, he shall execute and the Shares shall be subject to the provisions of any applicable agreement then in effect among the Company and any of its stockholders regarding restrictions, limitations or conditions on resales of shares of the Company’s stock.

6. The Compensation Committee shall make all determinations concerning rights to benefits under the Plan.

Dated:             , 2013

Nanosphere, Inc.

By:
Its:

ATTEST:

Its:

The Grantee acknowledges that he has received a copy of the Plan and is familiar with the terms and conditions set forth therein. The Grantee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee. As a condition of this Agreement, the Grantee authorizes the Company to withhold from any regular cash compensation payable by the Company any taxes required to be withheld under any federal, state or local law as a result of the vesting of this Award and transfer of Shares hereunder.

Dated:             , 2013.

Grantee

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